UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2022 (July 12, 2022)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7450 N. MCCORMICK BLVD., SKOKIE, ILLINOIS	60076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The second and third paragraphs of Item 8.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 8.01	Other Events

On July 13, 2022, Pegasus Merger Co. (“Merger Sub”), an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc., announced that, according to information provided by Global Bondholder Services Corporation, the Information and Tender Agent for Merger Sub’s previously announced cash tender offers (together, the “Tender Offer”) and consent solicitations (together, the “Consent Solicitation”), as of 5:00 p.m., New York City time, on July 12, 2022, Merger Sub had received tenders and consents from holders of $766,221,000 in aggregate principal amount of Tenneco Inc.’s (“Tenneco”) outstanding 5.125% Senior Secured Notes due 2029 (the “5.125% Notes”), representing approximately 95.78% of the total outstanding principal amount of the 5.125% Notes, and tenders and consents from holders of $489,332,000 in aggregate principal amount of the 7.875% Senior Secured Notes due 2029 (the “7.875% Notes” and together with the 5.125% Notes, the “Notes”), representing approximately 97.87% of the total outstanding principal amount of the 7.875% Notes.

Having received the requisite consents from the holders of each series of Notes to the proposed amendments to the indenture governing such series of Notes (the “Proposed Amendments”), Tenneco, the subsidiary guarantors party thereto and Wilmington Trust, National Association, in its capacity as trustee, entered into the following supplemental indentures to effect the Proposed Amendments: (i) the First Supplemental Indenture, dated as of July 12, 2022, which amends and supplements the Indenture, dated as of March 17, 2021, governing the 5.125% Notes (the “5.125% Notes First Supplemental Indenture”) and (ii) the First Supplemental Indenture, dated as of July 12, 2022, which amends and supplements the Indenture, dated as of November 30, 2020, governing the 7.875% Notes (the “7.875% Notes First Supplemental Indenture” and together with the 5.125% Notes First Supplemental Indenture, the “Supplemental Indentures”). The Proposed Amendments eliminate the requirement to make a “Change of Control Offer” in connection with Tenneco’s proposed merger with Merger Sub (the “Merger”) and make certain other customary changes for a privately-held company to the “Change of Control” provisions in the indentures governing the Notes. Each Supplemental Indenture provides that the Proposed Amendments will not become operative unless and until the 5.125% Notes or the 7.875% Notes, as applicable, representing at least a majority in aggregate principal amount of the respective Notes are accepted for purchase by Merger Sub pursuant to the terms of the Tender Offer and Consent Solicitation.

Copies of the 5.125% Notes First Supplemental Indenture and the 7.875% Notes First Supplemental Indenture are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and such Exhibits are incorporated by reference herein.

As a result of Tenneco, the subsidiary guarantors and the trustee entering into the Supplemental Indentures, Merger Sub terminated its previously announced change of control offers for all of the outstanding 5.125% Notes and 7.875% Notes, which offers were separate from the Tender Offer and Consent Solicitation.

In addition, Merger Sub amended the terms of the Tender Offer to extend the early tender deadline from 5:00 p.m., New York City time, on July 12, 2022 to 5:00 p.m., New York City Time, on July 19, 2022.

A copy of the press release issued by Merger Sub announcing the completion of the Consent Solicitation, the execution of the Supplemental Indentures, the amendment of the Tender Offer and the termination of the change of control offers is attached to this Current Report on Form 8-K as Exhibit 99.1, and such Exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of July 12, 2022, among Tenneco, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (relating to the 5.125% Senior Secured Notes due 2029)

4.2	First Supplemental Indenture, dated as of July 12, 2022, among Tenneco, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (relating to the 7.875% Senior Secured Notes due 2029)

99.1	Press release of Pegasus Merger Co. issued July 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: July 13, 2022	By:	/s/ Thomas J. Sabatino, Jr.
Thomas J. Sabatino, Jr.
Executive Vice President and General Counsel